UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 3, 2009
Date of Report (date of Earliest Event Reported)

PYPO CHINA HOLDINGS LIMITED
(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	000-52358	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

SOUTH 3RD FLOOR, OFFICE TOWER CHANGAN XINGRONG CENTER, 1 NAOSHIKOU STREET,
XICHENG DISTRICT, BEIJING CHINA 100031
(Address of principal executive offices and zip code)

8610-5832-5957
 (Registrant’s telephone number, including area code)

______________________
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Item 1.01                      Entry into a Material Definitive Agreement.

On August 3, 2009, Beijing Leyu Shiji Telecommunications Equipment Retail Chain Co., Ltd., an operating subsidiary of Pypo China Holdings Limited (“Pypo”), entered into an Equity Interests Transfer Framework Agreement with Beijing Tangjun Technology Co., Ltd. (“Tangjun”) to acquire one hundred percent (100%) of the outstanding equity interests of Shanghai Xieheng Telecommunications Equipment Co., Ltd. (“Xieheng”), including all interests that Xieheng holds in certain of its controlled entities in China. Xieheng engages in the retailing of wireless telecommunications devices and accessories in China and is a customer of Pypo.

 The consideration for the acquisition is RMB320 million (or approximately US$46.8 million) in cash, plus the net asset value of Xieheng as of July 31, 2009.  The value of the net assets of Xieheng as of July 31, 2009 is estimated to be no more than RMB 10 million (or approximately US$1.46 million)(which number is preliminary and subject to change based on the parties’ final calculations of such amount). The acquisition is expected to close in the fourth quarter of 2009.  The closing of the transaction is subject to customary closing conditions, including the internal restructuring of Xieheng currently in progress.

Tangjun has pledged all of its equity interests in Xieheng to a company controlled by Mr. Kuo Zhang to secure Tangjun’s obligation to transfer its equity interests in Xieheng to Pypo  in accordance with the Equity Interests Transfer Framework Agreement. Mr. Zhang is the chairman of Pypo and beneficially owned approximately 66.6% of Pypo's shares as of July 9, 2009.

The information contained in this Item 1.01 is qualified in its entirety by the Equity Interests Transfer Framework Agreement attached to this Current Report on Form 8-K as Exhibit 2.1 and incorporated herein by this reference.

Item 7.01                      Regulation FD Disclosure

A copy of Pypo’s press release regarding the Equity Interests Transfer Framework Agreement with Tangjun regarding the acquisition of Xieheng is attached hereto as Exhibit 99.1 and is being furnished, not filed, under this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description
2.1	Equity Interests Transfer Framework Agreement dated as of August 3, 2009 by and between Beijing Leyu Shiji Telecommunications Equipment Retail Chain Co., Ltd. and Beijing Tangjun Technology Co., Ltd.
99.1	Press Release dated August 6, 2009.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the anticipated closing of the above described acquisition. These statements are based on current expectations, forecasts and assumptions. Actual results could differ materially from those anticipated by these forward-looking statements as a result of a number of factors, some of which may be beyond Pypo’s control. These factors include the risk that the acquisition will not be completed and that anticipated changes to Pypo’s retail network will not be realized or will cost more than anticipated, as well as the other risk factors detailed in Pypo’s filings with the Securities and Exchange Commission. Pypo disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

This communication is neither an offer to sell nor a solicitation of an offer to sell any securities of Pypo.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

PYPO CHINA HOLDINGS LIMITED (registrant)
/s/ Dongping Fei
August 7, 2009	By:	Dongping Fei
Chief Executive Officer